SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 19, 2006

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                             BROOKLINE BANCORP, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                       0-23695                04-3402944
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(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
   of incorporation)                                         Identification No.)


160 Washington Street, Brookline, Massachusetts                   02447-0469
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   (Address of principal executive offices)                       (Zip Code)



                                 (617) 730-3500
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              (Registrant's telephone number, including area code)


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement
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       The Board of Directors has undertaken its annual review of the employment agreements with executive officers Richard P. Chapman, Jr. and Charles H. Peck, and has determined not to extend them. In making this decision the Board noted that Mr. Chapman and Mr. Peck are serving beyond their normal retirement dates and that in planning for their eventual succession, the Board should enhance its flexibility. By providing notice that their agreements will not be extended, the termination date of the agreement is set to February 25, 2009. The Board recognizes that as the maturity dates of the employment agreements approach, it may be in the best interest of the company to negotiate new contracts for the executive officers.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               BROOKLINE BANCORP, INC.


 Date:  January 23, 2006           By: /s/ Paul R. Bechet
                                       ----------------------
                                       Paul R. Bechet
                                       Senior Vice President and Chief Financial
                                       Officer